EXHIBIT 99.1

                              CERTIFICATE PURSUANT TO
                              18 U.S.C. SECTION 1350,
                              AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of W3 Group, Inc. (the "Company") on Form 10-QSB for the first quarter ended March 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 16, 2003                        By: /s/ Robert Gordon
                                            -----------------------------------
                                                Robert Gordon
                                                Acting President
                                                Principal Financial Officer